                                                                    EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) X
                                                            ---

                         ------------------------------

                         BANK ONE, NATIONAL ASSOCIATION
               ---------------------------------------------------
               (Exact name of trustee as specified in its charter)

    A NATIONAL BANKING ASSOCIATION                           36-0899825
                                                        ----------------------
                                                           (I.R.S. Employer
                                                        Identification number)

   1 BANK ONE PLAZA, CHICAGO, ILLINOIS                       60670-0126
  ----------------------------------------              ----------------------
  (Address of principal executive offices)                   (Zip Code)

                         BANK ONE, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0126
                          CHICAGO, ILLINOIS 60670-0126
                     Attn: STEVEN M. WAGNER, (312) 407-1819
            (Name, address and telephone number of agent for service)


                       __________________________________
                     HARLEY-DAVIDSON MOTORCYCLE TRUST 2000-3
               (Exact name of obligor as specified in its charter)


            DELAWARE                                          PENDING
   -------------------------------                      ----------------------
   (State or other jurisdiction of                        (I.R.S. Employer
   Incorporation or organization)                       Identification Number)

C/O WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE
RODNEY SQUARE NORTH
1100 NORTH MARKET STREET
WILMINGTON, DELAWARE                                         19890-0001
(Address of principal executive offices)                     (Zip Code)

                     HARLEY-DAVIDSON MOTORCYCLE TRUST 2000-3
                HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES
                         (Title of indenture securities)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (a)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4. A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 7th day of November, 2000.


                      BANK ONE, NATIONAL ASSOCIATION,
                      TRUSTEE

                      BY   /S/ STEVEN M. WAGNER
                           STEVEN M. WAGNER
                           FIRST VICE PRESIDENT





* EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF HOUSEHOLD FINANCE CORPORATION FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-33240).

                                                                      EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                               November 7, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of an indenture between Harley-Davidson Motorcycle Trust 2000-3 and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE, NATIONAL ASSOCIATION



                                    BY:      /S/ STEVEN M. WAGNER
                                       ----------------------------------------
                                             STEVEN M. WAGNER
                                             FIRST VICE PRESIDENT



                                                                      EXHIBIT 7


Legal Title of Bank:       Bank One, NA                   Call Date: 06/30/00 ST-BK: 17-1630 FFIEC 031
Address:                   1 Bank One Plaza, Ste 0303                                        Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2000

     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                 DOLLAR AMOUNTS IN THOUSANDS  C400
                                                                                                             ----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                       RCFD
                                                                                 ----
    a. Noninterest-bearing balances and currency and coin(1).................    0081       7,526,899         1.a
    b. Interest-bearing balances(2)..........................................    0071       7,575,812         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).............    1754               0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)..........    1773       7,158,535         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell...................................................................    1350       8,132,221         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                   RCFD
                                                                                 ----
       RC-C).................................................................    2122      56,784,990         4.a
    b. LESS: Allowance for loan and lease losses.............................    3123         812,053         4.b
    c. LESS: Allocated transfer risk reserve.................................    3128               0         4.c
    d. Loans and leases, net of unearned income, allowance, and                  RCFD
                                                                                 ----
       reserve (item 4.a minus 4.b and 4.c)..................................    2125      55,972,937         4.d
5.  Trading assets (from Schedule RD-D)......................................    3545       5,189,518         5.
6.  Premises and fixed assets (including capitalized leases).................    2145         637,997         6.
7.  Other real estate owned (from Schedule RC-M).............................    2150           1,695         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)...........................................    2130         341,140         8.
9.  Customers' liability to this bank on acceptances outstanding.............    2155         497,442         9.
10. Intangible assets (from Schedule RC-M)...................................    2143         212,828        10.
11. Other assets (from Schedule RC-F)........................................    2160       2,547,817        11.
12. Total assets (sum of items 1 through 11).................................    2170      95,794,841        12.

_______________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.



Legal Title of Bank:                Bank One, NA                       Call Date:  06/30/00  ST-BK:  17-1630  FFIEC
031
Address:                            1 Bank One Plaza, Ste 0303                                            Page RC-2
City, State  Zip:                   Chicago, IL  60670
FDIC Certificate No.:               0/3/6/1/8
                                    ----------

SCHEDULE RC-CONTINUED


                                                                          DOLLAR AMOUNTS IN
                                                                              THOUSANDS
                                                                          -----------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                    RCON
                                                                                ----
       from Schedule RC-E, part 1)...................................           2200
    25,536,469        13.a
       (1) Noninterest-bearing(1)....................................           6631
    10,190,185        13.a1
       (2) Interest-bearing..........................................           6636
                  15,346,284..13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                 RCFN
                                                                                ----
       IBFs (from Schedule RC-E, part II)............................           2200
    29,886,075        13.b


       (1) Noninterest bearing.......................................           6631
       968,523    13.b1
       (2) Interest-bearing..........................................           6636
    28,917,552    13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                              RCFD 2800
    1,649,139     14.
15. a. Demand notes issued to the U.S. Treasury                                 RCON 2840
    1,069,021     15.a
    b. Trading Liabilities(from Schedule RC-D).......................           RCFD 3548
    3,406,923     15.b

16. Other borrowed money:                                                       RCFD
                                                                                ----
    a. With original maturity of one year or less....................           2332
    18,292,450    16.a
    b. With original  maturity of more than one year.................           A547
    3,396,127     16.b
    c. With original maturity of more than three years ..............        A548
    1,122,303 16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding..........           2920
    497,442       18.
19. Subordinated notes and debentures................................           3200
    3,400,000     19.
20. Other liabilities (from Schedule RC-G)...........................           2930
    1,786,069     20.
21. Total liabilities (sum of items 13 through 20)...................           2948
    90,042,018    21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...................            3838
0  23.
24. Common stock....................................................            3230
200,858   24.
25. Surplus (exclude all surplus related to preferred stock)........            3839
3,660,673 25.
26.a. Undivided profits and capital reserves........................         3632
1,986,539 26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities...................................................           8434
(96,698)   26.b
     c. ACCUMULATED NET GAINS (LOSSES) ON CASH FLOW HEDGES...........           4336
0    26.c
27. Cumulative foreign currency translation adjustments..............           3284
1,451     27.
28. Total equity capital (sum of items 23 through 27)................           3210
5,752,823 28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)............................           3300
    95,794,841    29.

Memorandum
To be reported only with the March Report of Condition.


1. Indicate in the box at the right the number of the STATEMENT below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996 ..........RCFD 6724... / N/A / M.1.

1 = Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company               external auditors
    (but not on the bank separately)                               7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8 = No external audit work


    accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

_______________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.